                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                           VARSITY SPIRIT CORPORATION

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 2 under the heading 'THE OFFER' in the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of Common Stock, par value $.01 per share (the 'Shares'), of Varsity Spirit Corporation, a Tennessee corporation (the 'Company'), are not immediately available, or (ii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or overnight delivery to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 under the heading 'THE OFFER' in the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

 By Mail, Hand or Overnight Delivery:          By Facsimile Transmission:
            40 Wall Street                  (For Eligible Institutions Only)
              46th Floor                             (718) 234-5001
       New York, New York 10005
                                                   Confirm Receipt of
                                                 Facsimile by Telephone:
                                                     (718) 921-8200

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Cheer Acquisition Corp., a Tennessee corporation (the 'Purchaser') and a wholly owned subsidiary of Riddell Sports Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated May 12, 1997 (the 'Offer to Purchase'), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 under the heading 'THE OFFER' in the Offer to Purchase.

Number of Shares: ______________________________________________________________

Certificate Nos. (if available): _______________________________________________

________________________________________________________________________________

(Check ONE box if Shares will be tendered by book-entry transfer)
/ / The Depository Trust Company
/ / Philadelphia Depository Trust Company

Account Number: ________________________________________________________________

Dated: ___________________________________________________________________, 1997

Name(s) of Record Holder(s): ___________________________________________________
                                                               Please Print

________________________________________________________________________________

________________________________________________________________________________

Address(es): ___________________________________________________________________

________________________________________________________________________________
                                                                      (Zip Code)
Area Code
and Tel. No.: __________________________________________________________________

Signature(s): __________________________________________________________________

________________________________________________________________________________

Dated: ___________________________________________________________________, 1997


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange, or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                                                      (Zip Code)

Area Code and Tel. No.: ________________________________________________________

________________________________________________________________________________
                             (Authorized Signature)

Name: __________________________________________________________________________
                                 (Please Print)

Title: _________________________________________________________________________

Dated: ___________________________________________________________________, 1997

NOTE: DO NOT SEND CERTIFICATES FOR  SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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